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THIS CONTRACT IS MADE ON

BETWEEN:
                   THE GOVERNMENT OF THE NORTHWEST TERRITORIES
          as represented by the Minister of Health and Social Services
                (referred to in the contract as the "Department")

                                      - and -

                          MED-EMERG INTERNATIONAL INC.

                (referred to in the Contract as "the Contractor")

PURPOSE:

      The Department requires the services of the Contractor to provide develop an integrated strategic plan for the delivery of health and social services in the Northwest Territories. The Contractor agrees to do this. This document sets out the complete terms and conditions of the contract between the Department and the Contractor, including the amount of money to be paid by the Department to the Contractor.

SERVICES AND PAYMENT:

1. The Contractor shall provide to the Department those Services which are described in Schedule "A" of this Contract. It is understood that Schedule "A" was originally the Terms of Reference prepared by the Department to obtain proposals to perform the services required by the Department. Those terms of reference now form part of the Contract between the Department and the Contractor. Schedule "B" which is attached and forms part of this contract, contains the proposal that the Contractor prepared. It sets out how the Contractor will carry out the services in Schedule "A". Schedule "A" overrides Schedule "B" if there is a conflict.

2. The Department shall pay for the services under this Contract up to $701,750.00 (seven hundred and one thousand seven hundred and fifty) Dollars according to Schedule "C", unless the Contract is terminated before that full amount is payable.

3. This contract is in effect from December 17, 1996 until May 31, 1997 unless it is terminated before then or renewed for a longer period.

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4.    David Ramsden, Deputy Minister, shall be the person to contact for the purpose of communicating with the Department. Warren St. Germaine, Director, Financial and Management Services, shall be the person to contact for invoices and contract payment.

RECORDS TO BE KEPT:

5. The Contractor shall keep current and proper accounts and records of the services it provides under this Contract. It shall keep these records for five years after the end of the Contract. The Department may ask the Contractor to produce the accounts and records at any reasonable time during the period of this contract and for five years afterward, and upon such a request the Contractor shall produce the accounts and records. Upon termination of this Contract the Contractor will deliver to the Department all papers and property belonging to the Government of the Northwest Territories.

INSPECTION:

6. The Contractor agrees to allow the Department the right to inspect the premises, programs, books, records and accounts of the Contractor at any reasonable time to ensure that the service are being provided according to Schedules "A" and "B".

CONFIDENTIALITY

7. The Contractor agrees that the information it obtains while providing services under this Contract are confidential. Unless the Department gives written approval in advance, the Contractor shall not release, allow media coverage or publish any information it obtains under this Contract. This includes information on past or present clients of the program. This duty shall survive any termination of this contract.

LEGAL RESPONSIBILITY AND PROTECTION AGAINST LOSS INJURY OR DAMAGE

8. The Contractor shall indemnify and hold harmless the G.N.W.T., its officers, employees, servants and agents from and against all claims, actions causes of action, demands, losses, costs, damages, expenses, suits or other proceedings by whomsoever made, brought or prosecuted in any manner based upon or related to the activities of the Contractor under the contract.

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9.    The Contractor shall be liable, to the G.N.W.T. for any loss or damage to property or equipment that is supplied to or placed in the care, custody or control of the Contractor for use in connection with the contract whether or not such loss or damage is attributable to causes beyond the Contractor's control.

10. In the event that the Contractor is, in the opinion of the Contracting Authority in default in respect of any obligation of the Contractor hereunder, the G.N.W.T may perform any act as it deems necessary to rectify such default and the G.N.W.T may deduct or set off the cost of such rectification due the Contractor.

INSURANCE

11. Without limiting the indemnity given to the Department by the Contractor, the Contractor shall keep a policy of insurance according to Schedule "D".

AMENDMENT AND ASSIGNMENT

12. This Contract can only be amended by both the Department and the Contractor agreeing to the change in writing.

13.   (A)   This Contract may assigned by the Department and the assignee shall have all the rights and be subject to all the obligations of this Contract in favour of or against the Department. Notice of the assignment will be given in writing to the Contractor.

      (B) The Contractor consents to any such assignment and acknowledges that it shall continue to be bound by all the terms of this Contract after the assignment.

14. The Contractor may not assign or delegate work to be done under this contract without the Department agreeing to that in writing. If the Contractor wishes to assign any money owing to it under this Contract, the Contractor is aware that this can only happen if the Comptroller General of the Northwest Territories agrees in writing.

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TERMINATION

15.   (A)   With 30 days notice:

            This contract may be terminated by the Department giving the Contractor 30 days written notice. The Department shall pay an amount of money to the date of termination which covers the services completed up to the time the Contract ends.

      (B)   Upon breach of conditions by the Contractor:

            If the Contractor does not carry out any of its duties under the Contract, the Department shall be entitled to choose any of the following options:

            1. Deliver written notice of the default. This Contractor shall immediately correct the problem to the satisfaction of the Department. If not corrected within 6 days then the Department can either repair the default and withhold and deduct the costs of repair, including all labour costs, from monies owing to the Contractor, or terminate the Contract.

            2. Terminate the Contract without notice. The Department shall pay to the Contractor any amount owing to the Contractor for services to the date of termination less expenses or costs incurred by the Department as the result of the Contractor's default.

            3.    Terminate the Contract on 30 days notice as set out above.

FINANCIAL PROVISIONS


16. The Contractor is aware of Section 46 of the Northwest Territories Financial Administration Act which says:

            An expenditure pursuant to a contract will be incurred only if there is a sufficient uncommitted balance in the appropriate item for the fiscal year in which the expenditure is required under the Contract.

                                       -4-

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GENERAL MATTERS

17. THE term "Contractor" includes all officers, employees, servants and agents of the Contractor as makes sense under the contract.

18. The Contractor is an independent contractor and is not an employee of the Department or the Government of the Northwest Territories. The Contractor is responsible for any deductions required by law, such as for pension plans, unemployment insurance, worker's compensation or income tax.

19. The Department and the Government of the Northwest Territories is not required to pay federal GST and the Contractor shall arrange with the federal government to claim full input tax credits, if any.

20. If any part of this contract is broken or is not lived up to and carried out by one side, the other side does not give up its right under the contract unless it agrees in writing to give up a specific right. An agreement in writing to give up a specific right only applies for that one time and not for any future times when the contract is broken or not lived up to and carried out.

21. This contract in writing is the whole contract between the Department and the Contractor and nothing else in writing or said orally at any time in the past adds to, takes away from or changes this contract.

22. No member of the Legislative Assembly shall be permitted to obtain any share or part of this contract or be entitled to receive any financial benefit arising from this contract.

23. The Contractor agrees to follow the Business Incentive Policy of the Government of the Northwest Territories for the purpose of carrying out this contract.

COPYRIGHT

24. (1) The copyright in all work prepared or submitted in accordance with this contract belongs to the GNWT.


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NOTICES AND ADDRESSES

25. The Contractor shall notify the Department right away of any claim or law suit which is made or threatened by anyone which relates in any way to this contract.

26. If any notice is required under this contract, it shall be in writing and shall be considered received:

      a) right away, if delivered in person;

      b) one day after sending it, if sent by fax; or

      c) ten days after mailing, if sent by registered mail;

if sent to the Department at:

      David Ramsden
      Deputy Minister
      Department of Health and Social Services
      P.O. Box 1320
      Yellowknife, NT X1A 2L9

      Phone: (403) 920-6173
      Fax: (403) 873-0266

if sent to the Contractor at:

      Med-Emerg International Inc.
      2550 Argentia Road, Suite 205
      Mississauga, ON L5N 5R1

      Phone: (905) 858-1368
      Fax: (905) 858-1399


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The Department and the Contractor have read, signed and sealed this contract in front of witnesses on the date stated at the top of the first page.



                                        GOVERNMENT OF THE
                                        NORTHWEST TERRITORIES


_____________________________           _________________________________
Witness                                 Deputy Minister


_____________________________           _________________________________
Witness                                 Contractor


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